AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2002

                                             REGISTRATION NO.  333-________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                    ___________________________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                    ___________________________________
                          BPC Holding Corporation
          (Exact name of registrant as specified in its charter)

       DELAWARE                                      35-1813706
(State or other jurisdiction                      (I.R.S. Employer
    of incorporation or                         Identification Number)
       organization)
                          101 OAKLEY STREET
                      EVANSVILLE, INDIANA 47710
           (Address of registrant's principal executive offices)


              BPC HOLDING CORPORATION 2002 STOCK OPTION PLAN
        BPC HOLDING CORPORATION KEY EMPLOYEE EQUITY INVESTMENT PLAN
                         (Full title of the plans)


                               IRA G. BOOTS
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          BPC HOLDING CORPORATION
                             101 OAKLEY STREET
                         EVANSVILLE, INDIANA 47710
                              (812) 424-2904
         (Name, address, and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED        PROPOSED
TITLE OF SECURITIES                      AMOUNT TO        MAXIMUM         MAXIMUM      AMOUNT OF
 TO BE REGISTERED                           BE            OFFERING       AGGREGATE    REGISTRATION
                                        REGISTERED         PRICE         OFFERING         FEE
                                           (1)           PER SHARE         PRICE
                                                            (2)
Common stock, par value $0.01 per share  537,566 shares     $100        $53,756,600    $4,945.61


           (1) Includes an indeterminate number of shares of common stock, par value $0.01 per share, of BPC Holding Corporation (the
                "Common Stock") that may be issued in the event of stock
             splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the
               "Securities Act").  This Registration Statement registers
              100,000 shares of Common Stock that may be issued under the
              BPC Holding Corporation Key Employee Equity Investment Plan and 437,566 shares of Common Stock that may be issued under the BPC Holding Corporation 2002 Stock Option Plan.
           (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities
                                          Act.

                                  PART I
                             EXPLANATORY NOTE


     This Form S-8 Registration Statement relates to 100,000 shares of common stock of BPC Holding Corporation (the "Registrant"), par value $0.01 per share (the "Common Stock"), that may be issued under the BPC Holding Corporation Key Employee Equity Investment Plan (the "Investment Plan") and 437,566 shares of Common Stock that may be issued under the BPC Holding Corporation 2002 Stock Option Plan (the "Option Plan").

     The documents containing information specified by Part I of this Registration Statement will be delivered to participants in the Investment Plan and recipients of awards under the Option Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


     BPC Holding Corporation ("BPC Holding") hereby incorporates by reference the following documents that have been previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) BPC Holding's Annual Report filed on Form 10-K for the fiscal year ended December 29, 2001, filed with the Commission on March 21, 2002, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) BPC Holding's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the Commission on May 9, 2002.

     (c)  BPC Holding's Current Report on Form 8-K filed with the
          Commission on June 26, 2002.

     (d)  BPC Holding's Current Report on Form 8-K filed with the
          Commission on July 31, 2002.

     All documents filed subsequent to the date hereof by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (such documents and the document set forth above being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement as so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     ITEM 4.  DESCRIPTION OF SECURITIES


     General. The Amended and Restated Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") authorizes the issuance of 5,000,000 shares of Common Stock. The Investment Plan provides for the issuance of up to 100,000 shares of Common Stock. The Option Plan provides for the issuance of up to 437,566 shares of Common Stock.

     VOTING RIGHTS. Holders of shares of Common Stock will be entitled to one vote per share on all matters to be voted on by stockholders of the Registrant. Holders of shares of Common Stock will not have cumulative voting rights.

     DIVIDENDS. Holders of shares of Common Stock will be entitled to receive ratably such dividends, if any, as are declared by the board of directors of the Registrant out of funds legally available for the declaration of dividends.

     LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Registrant, holders of shares of Common Stock will be entitled to share pro rata in the distribution of all of the Registrant's assets available for distribution after satisfaction of all of the Registrant's liabilities and all rights of holders of securities senior for this purpose to the Common Stock.

     OTHER PROVISIONS. A share of Common Stock received under the Investment Plan or Option Plan generally does not entitle a holder to preemptive or other subscription rights to purchase shares of Common Stock, and there will be no conversion rights, redemption rights or sinking fund provisions.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


     Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     As permitted by Delaware law, the Certificate of Incorporation provides that no director will be personally liable to the Registrant or the Registrant's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

        * for any breach of duty of loyalty to the Registrant or the Registrant's stockholders;

        * for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        * for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

        * for any transaction from which such director derived an improper personal benefit.

The Certificate of Incorporation also provides that if Delaware law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by Delaware law.

     In addition, the Amended and Restated Bylaws of the Registrant (the "Bylaws") provide that:

     * the Registrant shall indemnify any person who is or was a party to any action, suit or proceeding by reason of the fact such person is or was a director, officer, employee or agent of the Registrant, against judgments or fines incurred if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Registrant;

     * the Registrant may be required to advance expenses to its directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

     *  the rights conferred in the Bylaws are not exclusive.

     The Registrant has purchased insurance on behalf of its directors and officers against various liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant, or that may arise out of their status as directors or officers of the Registrant.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED


     Not applicable.

     ITEM 8.  EXHIBITS


EXHIBIT NO.         DESCRIPTION OF EXHIBIT

4.1*                Amended and Restated Certificate of Incorporation of the
                    Registrant

4.2*                Amended and Restated Bylaws of the Registrant

4.3*                BPC Holding Corporation Key Employee Equity Investment Plan

4.4*                Form of BPC Holding Corporation Key Employee Stock Purchase
                    Agreement

4.5* Form of BPC Holding Corporation Secured Promissory Note and Security Agreement

4.6* Stockholders Agreement, dated as of July 22, 2002, among BPC Holding Corporation and the stockholders party thereto

4.7*                BPC Holding Corporation 2002 Stock Option Plan

5.1*                Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

23.2*               Consent of Ernst & Young LLP, Independent Auditors

24* Power of Attorney (included in the signature pages of this Registration Statement)

____________________
*  Filed herewith.


     ITEM 9.  UNDERTAKINGS


     The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by any of the Registrant's directors, officers and controlling persons in the successful defense of any action, suit or proceeding) is asserted by any of the Registrant's directors, officers and controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 5, 2002.

                             BPC HOLDING CORPORATION


                             /S/ IRA G. BOOTS
                             _________________________________________
                             By: Ira G. Boots
                                 President and Chief Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of the Registrant do hereby constitute and appoint Ira G. Boots, James M. Kratochvil, and Mark W. Miles each the lawful attorney-in-fact and agent of each of them with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determine may be necessary or advisable or required to enable the Registrant to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to (i) this Registration Statement, (ii) any and all amendments and supplements to this Registration Statement and (iii) any and all instruments or documents filed as part of or in conjunction with this Registration Statement (and any amendments or supplements thereto).
Each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                             TITLE                           DATE
---------------------------  --------------------------------------  -----------------
/s/ Joe Gleberman            Chairman of the Board of Directors        August 5, 2002
___________________________
    Joe Gleberman

/s/ Ira G. Boots             President, Chief Executive Officer        August 5, 2002
___________________________  and Director
    Ira G. Boots             (principal executive officer)

/s/ James M. Kratochvil      Chief Financial Officer, Treasurer        August 5, 2002
 __________________________  and Secretary
    James M. Kratochvil      (principal financial officer and
                             principal accounting officer)

/s/ Christopher C. Behrens   Director                                  August 5, 2002
___________________________
    Christopher C. Behrens

/s/ Patrick J. Dalton        Director                                  August 5, 2002
___________________________
    Patrick J. Dalton

/s/ Douglas F. Londal        Director                                  August 5, 2002
___________________________
    Douglas F. Londal

/s/ Mathew J. Lori           Director                                  August 5, 2002
___________________________
    Mathew J. Lori


                             INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION OF EXHIBIT

4.1*                Amended and Restated Certificate of Incorporation of the
                    Registrant

4.2*                Amended and Restated Bylaws of the Registrant

4.3*                BPC Holding Corporation Key Employee Equity Investment Plan

4.4*                Form of BPC Holding Corporation Key Employee Stock Purchase
                    Agreement

4.5*                Form of BPC Holding Corporation Secured Promissory Note and
                    Security Agreement

4.6* Stockholders Agreement, dated as of July 22, 2002, among BPC Holding Corporation and the stockholders party thereto

4.7*                BPC Holding Corporation 2002 Stock Option Plan

5.1*                Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1*               Consent of Fried, Frank, Harris, Shriver & Jacobson
                    (included in Exhibit 5.1)

23.2*               Consent of Ernst & Young LLP, Independent Auditors

24* Power of Attorney (included in the signature pages of this Registration Statement)

____________________
*  Filed herewith.

                                     8